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                                                EXHIBIT 10.6





                     BIO-RAD LABORATORIES, INC.

         EMPLOYEES' DEFERRED PROFIT SHARING RETIREMENT PLAN

       (Amended and Restated Effective As of January 1, 1997)


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                     BIO-RAD LABORATORIES, INC.
         EMPLOYEES' DEFERRED PROFIT SHARING RETIREMENT PLAN

                        TABLE OF CONTENTS
                                                                  PAGE

SECTION 1. INTRODUCTION                                              1

SECTION 2. DEFINITIONS                                               2
2.01 Account                                                         2
2.02 Affiliated Employer                                             2
2.03 Beneficiary                                                     2
2.04 Board of Directors                                              2
2.05 Break in Service                                                2
2.06 Code                                                            2
2.07 Committee                                                       2
2.08 Company                                                         3
2.09 Compensation                                                    3
2.10 Disability                                                      3
2.11 Eligible Employee                                               3
2.12 Eligibility Computation Period                                  3
2.13 Employee                                                        4
2.14 Employment Commencement Date                                    4
2.15 Entry Date                                                      4
2.16 ERISA                                                           4
2.17 Hour of Service                                                 4
2.18 Investment Manager                                              5
2.19 Leased Employee                                                 5
2.20 Leave of Absence                                                5
2.21 Participant                                                     5
2.22 Participating Employer                                          5
2.23 Plan                                                            5
2.24 Plan Year                                                       5
2.25 Profit Sharing Contribution                                     5
2.26 Remuneration                                                    6
2.27 Severance Date                                                  6
2.28 Spousal Consent                                                 6
2.29 Trustee                                                         7
2.30 Valuation Date                                                  7
2.31 Year of Eligibility Service                                     7
2.32 Year of Service                                                 7

SECTION 3. ELIGIBILITY AND PARTICIPATION                             9
3.01 Eligibility and Commencement of Participation                   9
3.02 Reemployment of Former Employees and Former Participants        9
3.03 Cessation of Status of Eligible Employee                        9
3.04 Termination of Participation                                    9

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SECTION 4. CONTRIBUTIONS                                            10
4.01 Employer Contributions                                         10
4.02 Maximum Annual Additions                                       10
4.03 Return of Contributions                                        12
4.04 Restoration Procedures                                         13
4.05 Contributions Not Contingent Upon Profits                      13

SECTION 5. VALUATION OF ACCOUNTS                                    14
5.01 Valuation of the Investment Funds                              14
5.02 Discretionary Power of the Committee                           14
5.03 Annual Statements                                              14

SECTION 6. VESTED PORTION OF ACCOUNTS                               15
6.01 General Rules                                                  15
6.02 Changes in Vesting Schedule                                    15
6.03 Disposition of Forfeitures                                     15
6.04 Restoration upon Reemployment                                  15

SECTION 7. DISTRIBUTION OF ACCOUNTS                                 17
7.01 Eligibility                                                    17
7.02 Amount of Distribution                                         17
7.03 Form of Distribution                                           17
7.04 Timing of Distribution                                         17
7.05 Vested Account Balance Greater Than $3,500 and Distribution
     of Small Benefits                                              19
7.06 Status of Accounts Pending Distribution                        19
7.07 Proof of Death and Right of Beneficiary or Other Person        19
7.08 Inability to Locate Participant or Beneficiary                 19
7.09 Distribution to Minors or Incompetents                         20
7.10 Minimum Required Distributions; Incorporation of Regulations   20
7.11 Direct Rollover of Certain Distributions                       20

SECTION 8. ADMINISTRATION OF PLAN AND FIDUCIARY RESPONSIBILITY      22
8.01 Plan Sponsor                                                   22
8.02 Appointment of Committee                                       22
8.03 Duties of Committee                                            22
8.04 Meetings                                                       22
8.05 Action of Majority                                             22
8.06 Compensation and Bonding                                       22
8.07 Service in More Than One Fiduciary Capacity                    23
8.08 Establishment of Rules                                         23

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8.09 Prudent Conduct                                                23
8.10 Maintenance of Accounts                                        23
8.11 Limitation of Liability                                        23
8.12 Indemnification                                                23
8.13 Expenses of Administration                                     24
8.14 Claims and Review Procedures                                   24
8.15 Independent Qualified Public Accountant                        25

SECTION 9. MANAGEMENT OF FUNDS                                      26
9.01 Control and Management of Plan Assets                          26
9.02 Investment Authority                                           26
9.03 Exclusive Benefit Rule                                         26
9.04 Benefit Payments                                               26

SECTION 10. GENERAL PROVISIONS                                      27
10.01 Nonalienation                                                 27
10.02 Conditions of Employment Not Affected by Plan                 27
10.03 Information                                                   27
10.04 Top-Heavy Provisions                                          27
10.05 Construction                                                  30

SECTION 11. AMENDMENT, MERGER AND TERMINATION                       31
11.01 Amendment of Plan                                             31
11.02 Merger or Consolidation                                       31
11.03 Additional Participating Employers                            31
11.04 Termination of Plan                                           31

EXECUTION OF PLAN                                                   32


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BIO-RAD LABORATORIES, INC

EMPLOYEES' DEFERRED PROFIT SHARING RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1997)



SECTION 1. INTRODUCTION

Bio-Rad Laboratories, Inc. (the "Company") originally adopted the Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement
Plan (the "Plan") effective as of January 1, 1973. The Plan has been amended and restated from time to time since that date, and is again amended and restated as set forth herein, effective as of January 1, 1997.

The purpose of the Plan is to enhance Participants' financial security at retirement through allocations of the Profit Sharing Contributions made by Participating Employers. The Plan is intended to qualify under section 401(a) and related provisions of the Code as a profit sharing plan, and the trust maintained in connection with the Plan is intended to be exempt from tax under section 501(a) of the Code.

Notwithstanding anything to the contrary contained herein, any person who was a Participant in the Plan prior to the effective date of this amendment and restatement and who is not both a Participant and an Eligible Employee under the amended and restated Plan document, as it is made effective, will have his rights and remedies, if any, determined by the terms and conditions of the Plan in effect as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever occurred first.

Each capitalized term used in the Plan has the meaning set forth in Section 2, except where a different meaning is apparent from the context.

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SECTION 2. DEFINITIONS

2.01 "Account" means the account to which shall be credited Profit Sharing Contributions made on a Participant's behalf pursuant to
Section 4.01, as adjusted to reflect any investment gains or losses thereon.

2.02 "Affiliated Employer" means the Company and any entity, whether or not a Participating Employer, that is a member of a controlled group of corporations (determined under section 1563(a) of the Code without regard to section 1563(a)(4) and (e)(3)(C)) that also includes as a member any trade or business under common control
(as defined in section 414(c) of the Code) with the Company, or a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.02, the definitions in section 414(b) and (c) of the Code shall be modified as provided in section 415(h) of the Code.

2.03 "Beneficiary" means any person, persons or entity named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the designated Beneficiary, unless the Participant elects another Beneficiary. Any such designation shall not be effective unless it is in writing and any required Spousal Consent has been obtained. If no Beneficiary designation is in effect at the time of the Participant's death, or if no person, persons or entity so designated survive the Participant, the Participant's estate shall be deemed to be the Beneficiary.

2.04 "Board of Directors" means the Board of Directors of the Company.

2.05 "Break in Service" means a Plan Year during which an Employee has been credited with 500 or fewer Hours of Service. However, if an Employee is absent from work immediately following active employment because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee or for purposes of caring for that child for a period beginning immediately following that birth or placement, the Employee shall not be treated as having incurred a Break in Service in the Plan Year in which the absence begins or, if the individual would not otherwise have suffered a Break in Service during such Plan Year, in the next following applicable Plan Year. A Break in Service shall not occur during an approved Leave of Absence or during a period of military service that is included in his Years of Service pursuant to Section 2.31.

2.06 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.07 "Committee" means the administrative committee appointed by the Board of Directors pursuant to Section 8.

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2.08 "Company" means Bio-Rad Laboratories, Inc. and any successor thereto that agrees to continue the Plan.

2.09 "Compensation" means all amounts paid by the Participating Employer to an Eligible Employee while he is a Participant during a Plan Year for services rendered to the Participating Employer, excluding special payments such as moving expenses and other reimbursements, but including all amounts that the Eligible
Employee elected to have the contributed on his behalf for the Plan Year as salary deferral or salary reduction contributions under a plan described in section 401(k) or 125 of the Code; provided, however, that the Compensation taken into account for an Eligible Employee for a Plan Year shall not exceed $150,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17) of the Code.

2.10 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Affiliated Employer, resulting in termination of the Participant's employment. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

2.11 "Eligible Employee" means each Employee of a Participating
Employer, excluding:

 (a) Any person who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and a Participating Employer if there is evidence that retirement benefits were the subject of good faith bargaining, and the agreement does not provide for such individual's participation in the Plan;

 (b) Any Leased Employee;

 (c) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of section 911(b) of the Code) from a Participating Employer constituting income from sources within the United States (within the meaning of section 861(a)(3) of the Code); or

 (d) Any Employee who is classified by a Participating
     Employer as a "casual" Employee and who has signed an employment agreement with the Participating Employer, the terms of which specifically exclude retirement benefits as part of such Employee's compensation; provided, however, that any casual Employee who actually completes a Year of Eligibility Service shall be deemed to have become an Eligible Employee on the first day of the Eligibility Computation Period during which he completes such Year of Eligibility Service.

2.12 "Eligibility Computation Period" means the 12-consecutive month period beginning with the Employee's Employment Commencement Date and each anniversary thereof.

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2.13 "Employee" means any person employed by the Affiliated
Employer who receives compensation for services rendered to the Affiliated Employer, which compensation is subject to withholding of income tax, and/or for whom Social Security contributions are made by the Affiliated Employer. "Employee" shall include any Leased Employee but shall exclude any person who serves solely as a director or independent contractor. Notwithstanding the foregoing, "Employee" shall also exclude any individual whom the Affiliated Employer has classified as other than an "Employee" even if state or Federal governmental authorities later determine that such classification was erroneous and that such individual was in fact a common law employee of the Affiliated Employer.

2.14 "Employment Commencement Date" means the first day on which an individual qualifies as an Employee. "Reemployment
Commencement Date" means the date on which an Employee first is credited with an Hour of Service following a prior termination of employment with an Affiliated Employer.

2.15 "Entry Date" means the first day of the month coincident with or next following the date on which the Eligible Employee has satisfied the age and service requirements set forth in Section 3.01(b).

2.16 "ERISA"means the Employee Retirement Income Security Act of
1974, as amended from time to time.

2.17 "Hour of Service" means:

 (a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer;

 (b) Each hour for which an Employee is paid or entitled to payment by an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period; and

 (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

  No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the reimbursement of medical expenses or for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, section 2530.200b-2(b) and (c). In the case of Employees who are paid on a salaried basis and for whom a record of actual hours worked is not maintained, Hours of Service shall be determined by crediting each such Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least one Hour of Service. For classes of Employees who are paid on an hourly basis and for other
  Employees for whom records of hours are maintained, Hours of Service shall be determined on the basis of hours for which Compensation is paid or due.

2.18 "Investment Manager" means any person who is:

 (a) Registered as an investment adviser under the Investment
     Advisers Act of 1940;

 (b) A "bank," as defined in such Act; or

 (c) An insurance company qualified to perform investment management services under the laws of more than one state.

2.19 "Leased Employee" means any individual who provides services to an Affiliated Employer, in a capacity other than as an Employee, in accordance with each of the following requirements:

 (a) The services are provided pursuant to one or more agreements between the Affiliated Employer and one or more leasing organizations;

 (b) The individual has performed such services for the Affiliated Employer on a substantially full-time basis for a period of at least one year; and

 (c) Such services are of a type historically performed in the business field of the Affiliated Employer by Employees.

2.20 "Leave of Absence" means an absence authorized by the Affiliated Employer under its standard personnel practices, as applied in a uniform and non-discriminatory manner to all persons similarly situated.

2.21 "Participant" means any person who has commenced participation in the Plan in accordance with Section 3.

2.22 "Participating Employer" means the Company and each other
Affiliated Employer the Employees of which are eligible to participate in the Plan pursuant to Section 11.03.

2.23 "Plan" means the Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement Plan, as set forth in this document and as it may be amended from time to time.

2.24 "Plan Year" means the 12 consecutive month period beginning on each January 1.

2.25 "Profit Sharing Contributions" means contributions made by the Participating Employer to the Plan on behalf of Participants, pursuant to Section 4.01.

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2.26 "Remuneration" means the wages, salaries, and other amounts paid in respect of an Employee for services actually rendered to an Affiliated Employer during a Plan Year, including, by way of example, overtime, bonuses and commissions, but excluding (i) Participating Employer contributions to this Plan or to any other plan of deferred compensation maintained by an Affiliated
Employer, (ii) amounts realized from the exercise of a non-qualified stock option, (iii) amounts realized when restricted stock is no longer subject to a substantial risk of forfeiture, (iv) amounts realized from the disposition of a qualified stock option, and (v) other amounts that receive special tax benefits. Remuneration shall include any amounts contributed on a Participant's behalf on a salary reduction basis to plan described in section 401(k) of the Code or to a cafeteria plan described in section 125 of the Code.
The Remuneration of an Employee who begins, resumes or ceases to be eligible for participation in the Plan shall include only earnings for that portion of the Plan Year during which the Employee was eligible for participation in accordance with Section
3.01. Remuneration shall not, for Plan purposes, exceed $150,000, as adjusted for changes in the cost-of-living pursuant to section 401(a)(17) of the Code. For Plan Years commencing before 1998, the term "Remuneration" with respect to any Participant shall not include any amounts contributed on a Participant's behalf on a salary reduction basis to a plan described in section 401(k) of the Code or to a cafeteria plan described in section 125 of the Code.

2.27 "Severance Date" means the date on which an Employee's employment relationship with the Affiliated Employer is terminated.

2.28 "Spousal Consent" means the written consent given by a Participant's spouse to a designation by the Participant of a primary Beneficiary other than the surviving spouse. Such consent shall not be valid unless the Participant's designation (i) includes the written consent of the surviving spouse that acknowledges the effect of such designation and is witnessed by a notary public or representative of the Plan, and (ii) names a specific Beneficiary that may not be changed without further Spousal Consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). Such consent shall be effective only as to the spouse who signs the consent and, once given, may not be revoked by such spouse. Notwithstanding the foregoing, such Spousal Consent shall not be required if it is established to the satisfaction of a Plan representative that the required consent cannot be obtained because there is no spouse, because the Participant is legally separated from or has been abandoned by the spouse (and the Participant has a court order to that effect), because the spouse cannot be located, or because of other circumstances that are deemed acceptable under applicable regulations. If a Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may do so, even if such guardian is the Participant. A designation of a Beneficiary made by a Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the commencement of benefit payments under the Plan. Any new election must comply with the requirements of this Section.

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2.29 "Trustee" means the trustee that holds the funds of the Plan, as provided in Section 9.

2.30 "Valuation Date" means March 31, June 30, September 30 and
December 31 of each Plan Year and any other dates the Committee may determine.

2.31 "Year of Eligibility Service" means the 12 consecutive month period beginning on an Employee's Employment Commencement
Date or Reemployment Commencement Date or any Plan Year beginning thereafter in which the Employee first is credited with at least 1,000 Hours of Service. Years of Eligibility Service shall also take into account any service credited to an Employee for service with a predecessor employer under Section 2.32(e), if and to the extent determined by the Company.

2.32 "Year of Service" means each Plan Year (or portion thereof) following the Employee's Employment Commencement Date in which an Employee is credited with 1,000 or more Hours of Service, subject to the following:
  (a) If the Employee has been absent from the service of an Affiliated Employer because of service in the Armed Forces of the United States and has returned to the service of an Affiliated Employer having applied to return while his reemployment rights were protected by law, that absence shall be included in his Service;
  (b) If the Employee is on a medical Leave of Absence or a Leave of Absence under the Family and Medical Leave Act ("FMLA"), up to 501 Hours of Service shall be credited during such leave for purposes of determining whether the Employee has completed a Year of Service during the leave;
  (c) If the Employee is on a personal Leave of Absence that is not a military leave, a medical leave or a FMLA leave, the period of leave shall not be counted in determining whether the Employee has completed a Year of Service;
  (d) If the Employee's employment is terminated before he has become vested in any portion of his Account and he is later reemployed after he has incurred a Break in Service, his service after reemployment shall be aggregated with his previous service, provided that his years of Break in Service do not equal or exceed the greater of five or his number of Years of Service before the Break in Service; and
  (e) Pre-affiliation service with any other entity that becomes an Affiliated Employer shall count only as required by law or as may be determined by resolution of the Board of Directors. As of January 1, 1997, an Employee's pre-affiliation service shall be credited as follows:
      (1) An Employee's service with SoftShell International,
          LTD. shall be recognized to a maximum of five years of such service, provided that he became an Employee of an Affiliated Employer as the result of the Company's acquisition of SoftShell International, LTD.;
      (2) An Employee's service with Digilab shall be credited from the later of January 1, 1978 or the Employee's actual date of hire;

      (3) An Employee's service with Nanoquest, Inc. shall be credited from the later of January 20, 1988 or the Employee's actual date of hire; and
      (4) An Employee's service with Occulab shall be credited from the later of December 1, 1988 or the Employee's actual date of hire.

SECTION 3. ELIGIBILITY AND PARTICIPATION

3.01 Eligibility and Commencement of Participation

  (a) Each individual who was a Participant on December 31, 1996 shall continue to be a Participant on January 1, 1997, provided that he remains an Eligible Employee.

  (b) Each other Eligible Employee shall become a Participant on the Entry Date coinciding with or next following the later of:

      (1) The last day of the first Eligibility Computation
          Period in which he completes 1,000 Hours of Service; or

      (2) His attainment of age 18.

3.02 Reemployment of Former Employees and Former Participants

  Notwithstanding the provisions of Section 3.01, any person reemployed by the Affiliated Employer as an Eligible Employee who was previously a Participant shall immediately recommence participation, effective as of his date of reemployment.

3.03 Cessation of Status of Eligible Employee

  A Participant who remains in the employ of an Affiliated
  Employer, but who ceases to be an Eligible Employee, shall continue to be a Participant and shall continue to be credited with Years of Service. However, during the period that he is not an Eligible Employee, he shall not have Profit Sharing Contributions allocated to his Account.

3.04 Termination of Participation

  An Eligible Employee's participation in the Plan shall terminate on the date on which his employment relationship with the Affiliated Employer is terminated, unless he is entitled to benefits under the Plan, in which event his participation shall terminate on the earlier of (i) the date on which his entire Plan benefit has been distributed or (ii) the date of his death.

SECTION 4. CONTRIBUTIONS

4.01 Profit Sharing Contributions
 (a) As of the last day of each Plan Year, the Participating Employers may make a profit sharing contribution to the Trust in such amount as is determined by the Company.
     The Profit Sharing Contribution shall be reduced, if necessary, by any amounts in limitation accounts under
     Section 4.02(c) attributable to Profit Sharing Contributions.
 (b) Profit Sharing Contributions for a Plan Year, along with any forfeitures not used to restore the Accounts of reemployed Participants, shall be allocated, as of the last day of the Plan Year, to the Accounts of all Participants who remained Eligible Employees as of the last day of such Plan Year and who completed 1,000 Hours of Service during such Plan Year. Each eligible Participant's allocation shall be in the ratio that his Compensation bears to the aggregate Compensation of all eligible Participants for the Plan Year.

4.02 Maximum Annual Additions
 (a) The Annual Addition to a Participant's Account for any
     Plan Year, which shall be considered the "Limitation Year" for purposes of section 415 of the Code, when added to the Participant's Annual Addition for that Plan Year under any other qualified plan of an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) 25 percent of his aggregate Remuneration for that Plan Year or (ii) the greater of $30,000 or one quarter of the dollar limitation in effect under section 415(b)(1)(A) of the Code.
 (b) For purposes of this Section, the "Annual Addition" to a Participant's Account under this Plan or any other qualified plan maintained by an Affiliated Employer for the Plan
     Year shall not include rollover contributions and/or transfers from any other qualified plan to a plan maintained by an Affiliated Employer, but shall include:
     (1) The total employer and employee contributions made by the Participant or on the Participant's behalf by all Affiliated Employers under this Plan or any other qualified defined contribution plan;
     (2) Forfeitures, if applicable, that have been allocated to the Participant's Account under this Plan or his accounts under any other qualified defined contribution plan;
     (3) Voluntary or mandatory contributions made by the Participant under any defined benefit plan maintained by an Affiliated Employer;
     (4) Contributions made on a Participant's behalf to an "individual medical benefit account" under a pension or annuity plan maintained by an Affiliated
         Employer, as described and to the extent required under section 415(l) of the Code; and

     (5) Amounts attributable to post-retirement medical benefits allocated to the separate account of a "Key Employee" (as defined in Section 10.04(c)(3) of the Plan) who is a Participant in accordance with and to the extent required under section 419A(d)(2) of the Code.
 (c) If the Annual Addition to a Participant's Account for any
     Plan Year are projected to exceed the limitation set forth in
     Section 4.02(a) above, following the end of the Plan Year the additions to such Participant's Account for such Plan
     Year shall be reduced in the following order, to the extent necessary to satisfy such limitation: (i) after-tax contributions made by the Participant to any other defined contribution plan that would be aggregated with the Annual Additions to this Plan under (a) above, (ii) salary deferral contributions made on behalf of the Participant under any other defined contribution plan that would be aggregated with the Annual Additions to this Plan under (a) above; (iii) matching contributions made on behalf of the Participant under any other defined contribution plan that would be aggregated with the Annual Additions to this Plan under (a) above; and (iv) Profit Sharing Contributions made to this Plan. When the reduction is under (i) above, such amounts shall be refunded to the Participant; and when the reduction is under (ii) or (iii) above, such amounts shall be disposed of in accordance with the terms of the other plan, and when the reduction is under (iv) above, such amounts shall be held in an unallocated suspense account to be allocated to the Participant's Account in the succeeding Plan Years, provided that in the event a Participant's employment terminates, any amount remaining in the suspense account for his benefit after all permitted allocations to his Account have been made shall be applied to reduce Profit Sharing Contributions in succeeding Plan Years.
 (d) If a Participant has at any time participated in both a qualified defined benefit plan and a qualified defined contribution plan maintained by an Affiliated Employer for a Plan Year, the sum of the Participant's Defined Benefit
     Plan Fraction and Defined Contribution Plan Fraction for such Plan Year shall not exceed 1.0.
     The terms "Defined Benefit Plan Fraction" and "Defined Contribution Plan Fraction" shall mean the following:
     (1) "Defined Benefit Plan Fraction" for any calendar year is a fraction --
         (A) The numerator of which is the projected annual benefit of the Participant (determined as of the close of the calendar year) under all qualified defined benefit plans maintained by an Affiliated Employer; and
         (B) The denominator of which is the lesser of (i) or (ii) below:
             (i) The product of 1.25, multiplied by
                 the defined benefit plan dollar
                 limitation under section 415(b)(1)(A)
                 of the Code (as adjusted for cost-of-
                 living increases at the time and in the
                 manner prescribed by section 415(d)
                 of the Code) in effect for such
                 calendar year; or

            (ii) The product of 1.4, multiplied by an
                 amount that is 100 percent of the
                 Participant's average Remuneration
                 for the three consecutive years in
                 which his Remuneration was the highest.

     (2) "Defined Contribution Plan Fraction" for any calendar year is a fraction --

         (A) The numerator of which is the sum of the Annual Additions on behalf of a Participant for such calendar year; and

         (B) The denominator of which is the sum of the lesser of (i) or (ii) below determined for such calendar year and for each prior Year of Service with an Affiliated Employer.

             (i) The product of 1.25, multiplied by
                 the defined contribution plan dollar
                 limitation under section 415(c)(1)(A)
                 of the Code (as adjusted for cost-of-
                 living increases at the same time and
                 in the same manner prescribed by
                 section 415(d) of the Code) in effect
                 for such calendar year; or

            (ii) The product of 1.4 multiplied by an
                 amount equal to 25 percent of the
                 Participant's Remuneration for such year.

4.03 Return of Contributions

 (a) If all or part of the Participating Employers' deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Participating Employers without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Participating Employers are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

 (b) The Participating Employers may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

4.04 Restoration Procedures

 (a) In the event that a Participant's Account was improperly excluded in any year from an allocation of Participating Employer contributions and forfeitures pursuant to Section 4.01(b), such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:

     (1) First, an amount will be computed on the same basis as Participating Employer contributions and forfeitures that were allocated to the Accounts of other eligible Participants under Section 4.01(b) in each year for which restoration is necessary; and

     (2) Second, trust fund income, gain or loss attributable to amounts that should have been allocated under (1) above will be allocated on the same basis as trust fund income, gain or loss was allocated to other Participants' Accounts under Section 5.01 in each year for which restoration is necessary.

 (b) In the event that a Participant's Account was improperly excluded in any year from an allocation of trust fund income, gain or loss, such Participant's Account shall be restored to its correct status by the addition or subtraction of amounts that should have been allocated under Section
     5.01 in each year for which restoration is necessary.

 (c) Such amounts shall be restored first from forfeitures, if any; and then, if necessary, the Participating Employer shall contribute an amount that is necessary to fully restore each improperly excluded Account. No Participating
     Employer contributions or forfeitures shall be allocated pursuant to Section 4.01(b) to the Account of any Participant until each improperly excluded Account has been fully restored.

4.05 Contributions Not Contingent Upon Profits

  The Participating Employers may make contributions to the Plan without regard to the existence or amount of current and accumulated earnings and profits.

SECTION 5. VALUATION OF ACCOUNTS

5.01 Valuation of the Investment Funds

  The Trustee shall value the investments of the Plan quarterly. On each Valuation Date there shall be allocated to the Account of each Participant his proportionate share of the increase or decrease in the fair market value of his Account, in a manner determined by the Committee. When an event requires a determination of the value of the Participant's Account, the value shall be computed as of the Valuation Date coincident with or next following the date of the relevant event, except as otherwise expressly provided in the Plan.

5.02 Discretionary Power of the Committee

  The Committee reserves the right to change, from time to time, the administrative procedures used in valuing the Accounts of Participants and/or in allocating investment gains or losses thereto if it determines that such changes are necessary or desirable. In the event of a conflict between the provisions of this Section 5 and such new administrative procedures, those new administrative procedures shall prevail.

5.03 Annual Statements

  At least once each Plan Year, each Participant shall be furnished with a statement setting forth the value of his Account and his vested interest therein.

SECTION 6. VESTING OF ACCOUNTS

6.01 General Rules

  A Participant shall become 100 percent vested in, and shall have a nonforfeitable right to, his Account following the earliest of (i) his completion of five Years of Service, (ii) his retirement at or after attainment of age 65, (iii) his termination of employment due to Disability, or (iv) his death.

6.02 Changes in Vesting Schedule

  In the event that the vesting schedule is changed in the future, any Participant who had completed at least three Years of Service as of the effective date of the change shall continue to vest under the vesting provisions in effect prior to such date, if the application of the prior vesting provisions provides the Participant with a greater vested percentage than that provided under the new vesting provisions.

6.03 Disposition of Forfeitures

 (a) A Participant who terminates employment with the Participating Employer prior to having any vested interest in his Account shall be deemed to have received a total distribution of his vested interest as of the last day of the Plan Year in which he terminates. Any nonvested portion of such a Participant's Account shall then be transferred to a suspense account, pending reallocation pursuant to
     Section 6.03(b). The nonvested portion of the Account of a Participant who terminates employment with the Participating Employer when he is partially vested in his Account shall not be forfeited and transferred to the suspense account until the earlier of the date on which he receives a distribution of his vested Account or the date on which he has incurred five consecutive Breaks in Service.

 (b) Forfeitures for a Plan Year that are not used to restore reemployed Participants' Accounts as of the last day of such Plan Year shall be added to the Participating Employers' Profit Sharing Contributions for such Plan Year and allocated as of such date to the Accounts of Eligible Participants as provided in Section 4. Any forfeitures held in the suspense account pending reallocation shall not share in the allocation of trust income or losses.

6.04 Restoration upon Reemployment

 (a) If a terminated Participant becomes reemployed as an Eligible Employee before incurring five consecutive
     Breaks in Service, the following rules shall apply:

    (1) Restoration If No Distribution. In the event the Participant did not receive a distribution of his vested interest, his Account shall be fully restored as provided in (3) below and shall be re-credited as of his reemployment date.

    (2) Special Account Required If Distribution Made. In the event a distribution was made to the Participant, the amount credited to his suspense account shall be re-credited to his Account as of his reemployment date and shall be maintained, together with any undistributed vested interest in the event of a partial distribution, as a separate Account. A Participant's vested interest in such separate Account as of any date of determination shall be determined by applying the following formula:

        Vested interest = P(AB) + (R x D)) minus (R x D)

        For purposes of applying the formula, P is the vested percentage at the date of determination; AB is the Account balance at the date of determination; D is the amount of the distribution previously made; and R is the ratio of the account balance at the date of determination to the Account balance immediately following the preceding distribution.

    (3) Source of Restored Amounts

        (A) If the suspense account established for a Participant has not yet been forfeited, such suspense account shall be used to restore the Participant's Account.

        (B) Otherwise, amounts to be restored for any Plan
            Year may come from forfeitures as of the last day of the Plan Year, from additional Participating Employer contributions for such Plan Year, or from a combination of these methods, as determined by the Committee.

 (e) No Restoration After Five Consecutive Breaks in Service

     If a Participant is reemployed after incurring five consecutive Breaks in Service, no portion of his non-vested
     Account shall be restored, and any undistributed vested interest shall be maintained as a separate fully vested Account.

SECTION 7. DISTRIBUTION OF ACCOUNTS

7.01 Eligibility

  Upon a Participant's termination of employment or death, the vested portion of his Account shall be distributed as provided in this Section 7. A Participant who terminates employment prior to having any vested interest in his Account shall be deemed to have had his entire Plan benefit paid to him as of the first day of the calendar quarter coincident with or next following his Severance Date.

7.02 Amount of Distribution

  Upon his termination of employment, a Participant shall be entitled to the vested portion of his Account, determined as of the Valuation Date coincident with or next following his Severance Date. However, if distribution is deferred in accordance with
  Section 7.04(b) or (c), the Participant shall receive the vested portion of his Account determined as of the Valuation Date coincident with or next following the effective date of his request for distribution.

7.03 Form of Distribution

  Distribution of the vested portion of a Participant's Account shall be made:
 (a) In a single lump sum of cash;
 (b) In cash installments, payable at least annually, over a period of years meeting the requirements of Section 7.10; or
 (c) In any combination of the foregoing methods of distribution.

7.04 Timing of Distribution
 (a) Except as otherwise provided in Section 7.04(d) or in
     Section 7.05 or 7.10, distribution of the vested portion of a Participant's Account shall be made as soon as administratively practicable following the Valuation Date next following the later of (i) the Participant's Severance
     Date, or (ii) the earlier of (A) the date the Committee receives a completed distribution election form from or on behalf of the Participant or (B) the date on which he attains age 65. Notwithstanding the foregoing, a Participant who is not a five percent owner of the Company and who continues as an Employee following his attainment of age
     70-1/2 may elect to receive (or to commence receiving) his benefit under the Plan as of the April 1 next following the end of the calendar year in which he attained age 70-1/2.
 (b) In lieu of a distribution as described in Section 7.04(a) above, and subject to Section 7.05, a Participant may, in accordance with such procedures as the Committee prescribes, elect to have the distribution of the vested portion of his Account made as of any Valuation Date following the date specified in Section 7.04(a); provided, however, that if his Severance Date is after he has attained age 70-1/2, the Participant shall automatically receive the vested portion of his Account as of the Valuation Date coincident with or next following his Severance Date; and further provided that if his Severance Date is before he attains age 70-1/2, the Participant may elect to delay receiving the vested portion of his Account until no later than April 1 of the calendar year following the calendar year in which he attained age 70-1/2.
 (c) In the case of the death of a Participant before the distribution of his Account has commenced, the vested portion of his Account shall be distributed to his Beneficiary as soon as administratively practicable after the Valuation Date following the Participant's date of death, unless the Beneficiary elects to delay distribution to a date no later than that allowed under Section 7.10(b). If distribution to the Participant has commenced as periodic payments, and the Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall continue to be distributed at least as rapidly as the schedule being used at the Participant's date of death.
 (d) In no event shall the provisions of this Section operate so as to allow the distribution of the Account of a Participant who owns a five percent or greater interest in an Affiliated
     Employer to begin later than the April 1 following the end of the calendar year in which the Employee attains age 70-1/2. Furthermore, in no event shall the provisions of this Section operate so as to allow the distribution of the Account of a Participant who is not a five percent owner and who terminates employment prior to attaining age 70-1/2 to begin later than the April 1 following the end of the calendar year in which he attains age 70-1/2.
 (e) Unless otherwise elected by a Participant, and unless an earlier distribution is required under Section 7.10 or under
     Section 7.04(d) above, the payment of benefits under the Plan shall be made no later than 60 days following the latest of:
    (1) The Participant's 65th birthday;
    (2) The tenth anniversary of the date the Participant commenced participation in the Plan; or
    (3) The date on which the Participant's employment relationship with an Affiliated Employer is terminated.

  Notwithstanding the foregoing, if the amount of the payment to which a Participant is entitled cannot be determined by the date specified in this Section 7.04(e), or if the Committee has been unable to locate the Participant by such date after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the date on which the amount has been determined or the Participant has been located, whichever is applicable.

7.05 Vested Account Balance Greater Than $3,500 and Distribution of
Small Benefits

  If the value of a Participant's entire vested benefit exceeds $3,500, no distribution to such Participant shall occur or commence before the Participant has attained age 65, unless an earlier distribution is elected, in writing, by the Participant. If the value of a Participant's entire vested benefit is $3,500 or less, then the benefit shall be paid to such Participant (or, in the case of his death, to his Beneficiary) in a single lump sum of cash as soon as practicable following the Participant's Severance Date (unless an earlier distribution is required under section 7.04(d)). For the purpose of this Section
  7.05, if the Participant's vested benefit at the time of any distribution exceeded $3,500, the value of his vested benefit at all times thereafter will be deemed to exceed $3,500.

7.06 Status of Account Pending Distribution

  The Account of a Participant who delays distribution of his Account pursuant to Section 7.04(b) shall continue to be invested and reinvested by the Trustee in accordance with the terms of the Plan.

7.07 Proof of Death and Right of Beneficiary or Other Person

  The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Account of the deceased Participant as the Committee may deem proper, and its determination of death and of the right of the Beneficiary or other person to receive payment shall be conclusive.

7.08 Inability to Locate Participant or Beneficiary

  If it is impossible for the Committee, as a practical matter, to determine the address of a Participant or the Beneficiary of a deceased Participant entitled to a benefit from this Plan within a period of five years after such benefit first becomes subject to distribution, the Committee shall, as a final effort to determine the address of said Participant or Beneficiary, forward a notice to said Participant or Beneficiary by registered mail at his last known address and further contact the Social Security Administration. If no response is obtained within 90 days following the later of the mailing or the contact with the Social Security Administration, the benefit shall be forfeited by the Participant or the Beneficiary. The amount of such benefit shall be allocated with future Profit Sharing Contributions under this Plan. However, if a claim is ever subsequently made for such forfeited benefit by the Participant or the Beneficiary, such forfeited benefit (without adjustment for gains or losses) shall be reinstated by the Committee and shall be payable in accordance with this Section 7.

7.09 Distribution to Minors or Incompetents

  If a minor or legally incompetent person is entitled to a distribution, the Committee may instruct the Trustee to act in the best interest of such person by making payment directly to him, his legal representative or a near relative, or directly for his support, maintenance or education. The Trustee shall not be required to see to the application by any third party of any distribution.

7.10 Minimum Required Distributions; Incorporation of Regulations
 (a) All distributions under the Plan shall comply with section 401(a)(9) of the Code and the regulations thereunder, including section 1.401(a)(9)-2 of such regulations, and the provisions of the Plan reflecting section 401(a)(9) of the Code shall override any other provisions of the Plan that are inconsistent therewith. In the case of a Participant who is a five percent owner of the Company and who remains employed beyond his attainment of age 70-1/2, his required minimum distributions shall be recalculated annually, on the basis of the regulations under section 401(a)(9), to take into account his additional accruals under the Plan and the increasing age of him and, if applicable, his spouse.
 (b) If a Participant dies before distribution of his benefit has commenced, the Participant's entire benefit shall be distributed to his Beneficiary by December 31 of the calendar year containing the fifth anniversary of the date of his death. However, the preceding sentence shall not apply with respect to such portion of the Participant's Account as is payable to his designated Beneficiary over a period not extending beyond the life or life expectancy of such Beneficiary beginning not later than one year after the Participant's death (or such later date as prescribed by applicable regulations). In addition:
     (1) If the Beneficiary is the deceased Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70-1/2; and
     (2) If such surviving spouse dies before receiving any distributions, the provisions of this paragraph (b) shall be applied as if such spouse were the Participant.

7.11 Direct Rollover of Certain Distributions

  Notwithstanding any other provision of this Plan to the contrary, with respect to any distribution from this Plan that is (i) payable to a Participant, the Participant's surviving spouse or an alternate payee (as defined in section 414(p)(8) of the Code) who is the Participant's spouse or former spouse and (ii) determined by the Committee to be an "eligible rollover distribution" under section 402(c)(4) of the Code and its applicable regulations, such Participant, surviving spouse or alternate payee may elect, on a form provided for that purpose, to have the Trustee make a direct rollover of all or part of such distribution to an "eligible retirement plan," as defined under section 402(c)(8)(B) of the Code and its applicable regulations, that accepts such rollover. Any distribution that is not rolled over or transferred to an eligible retirement plan shall be subject to applicable state and federal income tax withholding.

  If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:
 (a) The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and
 (b) The Participant, after receiving the notice, affirmatively elects a distribution.

SECTION 8. ADMINISTRATION OF PLAN AND FIDUCIARY RESPONSIBILITY

8.01 Plan Sponsor
  The Company is the "plan sponsor" of the Plan, as such terms are used in ERISA and the Code.

8.02 Appointment of Committee
  The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Committee of not less than three persons appointed from time to time by the Board to serve at the pleasure of the Board. Any person appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board and the secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board and the Secretary of the Committee.

8.03 Duties of Committee
  The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

8.04 Meetings
  The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

8.05 Action of Majority
  Any act that the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

8.06 Compensation and Bonding
  No Employee shall receive any compensation from the Plan for his services rendered to the Plan. The Company shall purchase such bonds as may be required under ERISA.

8.07 Service in More Than One Fiduciary Capacity

  Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

8.08 Establishment of Rules

  Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have discretionary authority to interpret the Plan and to make factual determinations (including but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Participant). The determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

8.09 Prudent Conduct

  The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in a similar situation.

8.10 Maintenance of Accounts

  The Committee shall maintain accounts showing the fiscal trans-actions of the Plan and shall keep in convenient form such data as may be necessary for valuations of the Plan. The Committee shall also maintain, or cause to be maintained, records showing the individual balances in each Participant's Account. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

8.11 Limitation of Liability

  The Company the other Participating Employers, the Directors of the Company, the members of the Committee, and any officer, employee or agent of any Participating Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or other Participating Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Participating Employers from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

8.12 Indemnification

  The Board, the Committee, and the officers, employees and agents of the Affiliated Employers shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and reasonable amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Company.

8.13 Expenses of Administration

  All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who has been retained by the Committee in connection with the administration thereof, shall be paid from the assets of the Plan, to the extent not paid by the Company.

8.14 Claims and Review Procedures

 (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Committee in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his death, by his Beneficiary.

 (b) In the event that an application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Committee received the application.

 (c) The Committee shall from time to time appoint a committee (the "Review Panel") that shall consist of three individuals who may, but need not, be Employees. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

 (d) An applicant whose application for benefits was denied in whole or part, or the applicant's duly authorized representative, may appeal the denial by submitting to the

     Review Panel a request for a review of the application within 60 days after receiving written notice of the denial from the Committee. The Committee shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Review Panel. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

 (e) The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review
     Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and or the Committee. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

 (f) The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this
     Section 8.14.

 (g) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 8.14(a),
     (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 8.14(d) and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee or the Review
     Panel has failed to take any action on the claim within the time prescribed by Sections 8.14(b) and (e).

8.15 Independent Qualified Public Accountant

  The Committee shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by section 103(a)(3) of ERISA. The
  Committee in its discretion may remove and discharge the person so engaged, in which event it shall appoint a successor independent qualified public accountant to perform such examinations and express such opinions.

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

SECTION 9. MANAGEMENT OF FUNDS

9.01 Control and Management of Plan Assets

  The Company is a named fiduciary with respect to control over and management of the assets of the Plan, but only to the extent of (i) having the duty to appoint one or more Trustees to hold all assets of the Plan in trust, (ii) having the authority to remove any Trustee so appointed and to appoint one or more successor Trustees, (iii) having the duty to enter into a trust agreement with each Trustee or successor Trustee so appointed, (iv) having the authority to appoint one or more Investment Managers for any Plan assets, to enter into an investment management agreement with each Investment
  Manager so appointed and to remove such Investment Manager and
  (v) having the authority to direct the investment of any Plan assets not assigned to an Investment Manager. Each Investment Manager appointed by the Company shall acknowledge in writing that such Investment Manager is a fiduciary with respect to the Plan.

9.02 Investment Authority

  The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Plan, except to the extent that the Company has allocated the authority to manage such assets to one or more Investment Managers or has retained such authority. Any Investment Manager appointed under Section 9.01 shall have the exclusive authority to manage, including the power to direct the acquisition and disposition of, the Plan assets assigned to it by the Company.

9.03 Exclusive Benefit Rule

  Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

9.04 Benefit Payments

  All benefits payable pursuant to the Plan shall be paid by the Trustee out of the trust fund pursuant to the directions of the Committee and the terms of the Plan and trust agreement.

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


SECTION 10. GENERAL PROVISIONS

10.01 Nonalienation

  Except as required by applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order that:
 (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent;
 (b) Is made pursuant to a State domestic relations law;
 (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and
 (d) Otherwise meets the requirements of section 206(d) of ERISA or section 414(p) of the Code, as amended, as a "qualified domestic relations order," as determined by the Committee.

10.02 Conditions of Employment Not Affected by Plan

  The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of any Affiliated Employer to discharge any Employee (which right is hereby reserved, but, where applicable, subject to any relevant terms of a collective bargaining agreement) and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

10.03 Information

  Each Participant, Beneficiary or other person entitled to a benefit shall file with the Committee any information that the Committee requires to establish his rights and benefits under the Plan, before any benefit shall be payable to him or on his account under the Plan.

10.04 Top-Heavy Provisions
 (a) For purposes of this Section, the Plan shall be "Top-Heavy" with respect to any Plan Year if, as of the Applicable Determination Date, the Top-Heavy Ratio exceeds 60 percent. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with section 416(g)(3) and (4) of the Code and Section 4 of this Plan and shall take into account any contributions made after the Applicable Valuation Date but that are deductible by the Company with respect to the Plan Year in which the Applicable Valuation Date occurs. For purposes of determining whether the Plan is Top-Heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other qualified plan in the Required Aggregation Group, and, in the Committee's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the Permissive Aggregation Group. Distributions made with respect to a Participant under the Plan during the five-year period ending on the Applicable Determination Date shall be taken into account for purposes of determining the Top-Heavy Ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained Key Employees and therefore would have been part of the Required Aggregation Group.
 (b) The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is Top-Heavy:
     (1) An additional Participating Employer contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a Non-Key Employee, to the extent that the contributions made on his behalf under Section 4.01 for the Plan Year would otherwise be less than three percent of his Remuneration. However, if the greatest percentage of Remuneration contributed on behalf of a Key Employee under Section 4.01 for the Plan Year would be less than three percent, that lesser percentage shall be substituted for three percent in the preceding sentence. Notwithstanding the foregoing provisions of this Subparagraph, no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under section 416(c)(1) of the Code is provided to him by any other qualified pension plan of an Affiliated Employer.
     (2) The multiplier "1.25" in subsections (e)(1)(B)(i) and
         (e)(2)(B)(ii) of Section 4.02 shall be reduced to "1.0."
     (3) For any Plan Year in which the Plan is Top-Heavy, a Participant's Account shall be vested in accordance with the following vesting schedule if such schedule results in a greater vested percentage than the percentage otherwise applicable under
         Section 6.01 at the relevant time:

         Years of Service             Vested Percentage
         Less than 2 years                    0%
         2 but less than 3 years             20%
         3 but less than 4 years             40%
         4 but less than 5 years             60%
         5 but less than 6 years             80%
         6 or more years                    100%

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

    (4) If the Plan is Top-Heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan
        Year, the following provisions shall be applicable:

        (i) If a Participant has completed at least three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was Top-Heavy, the vesting schedule set forth in paragraph (b)(i) shall continue to be applicable.

       (ii) If a Participant has completed at least two, but less than three, years of Vesting Service on or before the last day of the most recent
            Plan Year for which the Plan was Top-Heavy, the vesting provisions of Section 6.01 shall again be applicable; provided, however, that in no event shall the vested percentage of a Participant's Account be less than the percentage determined under paragraph (b)(i) above as of the last day of the most recent
            Plan Year for which the Plan was Top-Heavy.

 (c) The following definitions apply to the terms used in this Section:

     (1) "Applicable Determination Date" means the last day of the later of the first Plan Year or the preceding Plan Year;

     (2) "Applicable Valuation Date" means the Valuation Date coincident with the last day of the preceding Plan Year (where two or more plans are aggregated and they do not have the same Plan Year, the Applicable Valuation Date for each plan shall be such date for each plan which falls within the same calendar year);

     (3) "Key Employee" means an Employee, a former
         Employee, or the Beneficiary of a former Employee who, in the Plan Year containing the determination date, or any of the four preceding Plan Years, is:

         (A) An officer of the Affiliated Employer having an annual Remuneration greater than 50 percent of the amount in effect under section
             415(b)(1)(A) of the Code for any such Plan
             Year; provided, however, that not more than 50 Employees or 10 percent of the Employees shall be considered as officers for purposes of this Subparagraph;

         (B) One of the 10 Employees owning (or
             considered as owning within the meaning of
             section 318 of the Code) the largest interest in the Affiliated Employer that is more than a one-half percent ownership interest in value, and whose Remuneration equals or exceeds the maximum dollar limitation under section 415(c)(1)(A) of the Code as in effect for the calendar year in which the determination date falls;

         (C) A five percent owner of the Affiliated Employer; or

         (D) A one percent owner of the Affiliated
             Employer having annual Remuneration from the Affiliated Employer of more than $150,000.

     (4) "Non-Key Employee" means any Employee who is not a Key Employee;

     (5) "Permissive Aggregation Group" means each qualified plan in the Required Aggregation Group and any other qualified plan(s) of an Affiliated Employer in which all members are Non-Key Employees, if the resulting aggregation group continues to meet the requirements of section 401(a)(4) and 410 of the Code.

     (6) "Required Aggregation Group" means each qualified plan of an Affiliated Employer in which there are members who are Key Employees, or which enable(s) the Plan or any other such plan to meet the requirements of section 401(a)(4) or 410 of the Code; and

     (7) "Top-Heavy Ratio" means the ratio of (i) the value of the aggregate of the Accounts under the Plan or any other defined contribution plan maintained by an Affiliated Employer for Key Employees to (ii) the value of the aggregate of the Accounts under the Plan or any other defined contribution plan maintained by an Affiliated Employer for all Key Employees and Non-Key Employees (provided that where the "Top Heavy Ratio" is being determined for a defined benefit plan that is part of the Required or Permissive
         Aggregation Group, "present value of accrued benefits" shall be substituted for "Accounts" in this definition);

10.05 Construction

 (a) The Plan shall be construed and administered in accordance with ERISA, and, to the extent not preempted by ERISA, with the laws of the State of California.

 (b) The masculine pronoun shall include the feminine, and the singular shall include the plural, wherever appropriate.

 (c) The titles and headings of the Sections of this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.


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
SECTION 11. AMENDMENT, MERGER AND TERMINATION

11.01 Amendment of Plan

  Subject to any relevant terms of an applicable collective bargaining agreement, the Company, by action of its Board of Directors or the individual or committee to which amendment authority has been delegated by the Board of Directors, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan, except as otherwise provided by law.
  However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, except as otherwise provided by law. No amendment shall be made that has the effect of decreasing the balance of the Account of any Participant or of reducing the nonforfeitable percentage of the balance of the Account of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

11.02 Merger or Consolidation

  This Plan may be merged with another qualified plan at the discretion of the Company and subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.03 Additional Participating Employers

  If any employer is or becomes a subsidiary of or associated with the Company, the Company may include the employees of that subsidiary or associated employer as participants in the Plan upon appropriate action by the Board of Directors and by that employer.
  In that event, or if any persons become Employees of the Participating Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another employer, the Company shall determine to what extent, if any, previous service with the subsidiary or associated employer shall be recognized under the Plan, but subject to the continued qualification of the Plan and trust.

11.04 Termination of Plan

  Subject to any relevant terms of an applicable collective bargaining agreement, the Company, by action of its Board of Directors, may terminate the Plan, in whole or in part, or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Participating Employer contributions to the Plan, the rights of affected Employees to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Employee's Account shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.


                          EXECUTION OF PLAN

This Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement Plan, as amended and restated effective January 1, 1997, is hereby executed this 18th day of July, 1997.


                                   /s/  Sanford Wadler
                                   (Signature)

                                   Vice President
                                   (Title)







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